UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 3, 2012
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders

(a) - (b)    The 2012 Annual Meeting of Stockholders of Kimberly-Clark Corporation (the “Corporation”) was held on Thursday, May 3, 2012.

The final results of voting on each of the matters submitted to a vote of security holders at the 2012 Annual Meeting are as follows:

1.
Stockholders elected each of the Corporation’s 12 nominees for director to serve for a term to expire at the 2013 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, as set forth below.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John R. Alm	263,383,160	1,232,909	448,957	76,055,653
John F. Bergstrom	257,896,661	6,713,323	453,713	76,055,653
Abelardo E. Bru	262,665,124	1,939,725	460,177	76,055,653
Robert W. Decherd	254,903,790	9,722,849	438,387	76,055,653
Thomas J. Falk	257,296,050	7,277,187	491,640	76,055,653
Fabian T. Garcia	262,698,674	1,915,530	450,822	76,055,653
Mae C. Jemison, M.D.	262,626,828	2,033,434	404,765	76,055,653
James M. Jenness	262,753,862	1,862,940	448,224	76,055,653
Nancy J. Karch	237,283,344	27,295,017	486,665	76,055.653
Ian C. Read	262,606,562	2,013,441	445,023	76,055,653
Linda Johnson Rice	260,783,053	3,861,204	420,768	76,055,653
Marc J. Shapiro	262,502,894	2,110,547	451,586	76,055,653

2.
Stockholders ratified the selection of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm to audit the Corporation’s financial statements for 2012, as set forth below.

Votes For	Votes Against	Abstentions
336,284,401	3,900,342	935,936

3.	Stockholders approved, on an advisory basis, the Corporation’s named executive officer compensation, as disclosed in its proxy statement for the 2012 Annual Meeting, as set forth below.

Votes For	Votes Against	Abstentions	Broker Non-Votes
251,949,076	11,188,447	1,926,785	76,056,372

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: May 4, 2012	By:	/s/ John W. Wesley
John W. Wesley
Vice President and Secretary